Press Release

Exhibit 99.1
Company Contact:
Jill A. Hewitt
Senior Vice President
OceanFirst Financial Corp.
Tel: (888) 623-2633, ext. 7513
Email: JHewitt@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES RETIREMENT OF
MICHAEL J. FITZPATRICK, CHIEF FINANCIAL OFFICER,
AND SELECTION OF PATRICK S. BARRETT AS SUCCESSOR

    RED BANK, NEW JERSEY, March 17, 2022 - OceanFirst Financial Corp. (NASDAQ:OCFC), (the “Company”), the holding company for OceanFirst Bank N.A. (the “Bank”), today, announced that Michael J. Fitzpatrick, Executive Vice President and Chief Financial Officer, has announced plans for his retirement effective June 1, 2022. Patrick S. Barrett has been selected by the Company’s Board of Directors as Mr. Fitzpatrick’s successor effective June 2, 2022.
    Christopher D. Maher, Chairman and Chief Executive Officer, said, “Mike has been an invaluable member of the OceanFirst team for almost 30 years since becoming the Bank’s first Chief Financial Officer in 1992. His accomplishments have had a significant impact on our Company and include our initial public offering in 1996 and the efforts to establish OceanFirst Foundation at that time. Mike’s sound financial leadership has seen the Company through seven acquisitions and the realization of many successful growth strategies. I am personally grateful to Mike for his counsel and guidance during my tenure.”
Mr. Maher added, “We are pleased to welcome Pat Barrett to our OceanFirst leadership team. Pat is an experienced CFO with an impressive career at large scale, highly effective financial services organizations. I expect Pat will be an asset to our Company contributing to our continued growth and success.”
Mr. Barrett comes to OceanFirst from First Midwest Bancorp, Inc., where he was Executive Vice President and Chief Financial Officer of the $22 billion asset holding company headquartered in Chicago. Last month, First Midwest Bancorp, Inc. completed a merger of equals with Old National Bancorp. Mr. Barrett joined First Midwest Bancorp, Inc. in 2017 and has managed a team of more than 70 including Controllers, Treasury, Investor Relations, Strategic Planning, Corporate Development, Tax, Project Management, Planning and Analysis, Facilities, Profitability, Procurement and Performance Management functions. Prior to joining First Midwest Bancorp, Inc., Mr. Barrett was the Chief Financial Officer at Fulton Financial Corporation, Inc. His career spans more than 30 years and includes leadership positions at SunTrust Banks, J.P. Morgan Chase, and Deloitte. Mr. Barrett is a Certified Public Accountant and Certified Internal Auditor.
Patrick S. Barrett commented about his plans to join OceanFirst, “I am delighted to be joining OceanFirst, an organization that has a deep commitment to performance, innovation, and serving their customers and the community. I am truly excited for the opportunity to be part of the OceanFirst team and contribute to the continued success and growth of such a dynamic company.”
Michael J. Fitzpatrick added, “I am grateful for the privilege of serving as the Chief Financial Officer for our Company for so many years and proud of our accomplishments. I have truly enjoyed the opportunity to work with the incredibly talented team at OceanFirst and know that my colleagues will continue to deliver strong performance while growing our regional financial institution.”
Mr. Barrett is expected to join the Company as Executive Vice President of Finance on April 18, 2022 and will work closely with Mr. Fitzpatrick to ensure a smooth transition. In addition, after June 1, 2022, Mr. Fitzpatrick will serve as a consultant for the Company.

    OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $11.7 billion regional bank providing financial services throughout New Jersey and in the major metropolitan markets of Philadelphia, New York, Baltimore, Washington D.C., and Boston. OceanFirst Bank delivers commercial and residential financing, treasury management, trust and asset management, and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey. To learn more about OceanFirst, go to www.oceanfirst.com.
Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: the impact of the COVID-19 pandemic on our operations and financial results and those of our customers, changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
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